UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AEGON N.V.

(Exact name of registrant as specified in its charter)

The Netherlands (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)

C. Michiel van Katwijk

Executive Vice-President

AEGON N.V.

AEGONplein 50, 2501 CB The Hague, The Netherlands

+31-70-3448334

Michiel.vanKatwijk@aegon.com

(Address, including Zip Code, of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

8.00% Non-Cumulative Subordinated Notes due 2042	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates:            333-174878

Securities to be registered pursuant to Section 12(g) of the Act:                None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The description of the securities to be registered by this Form 8-A is hereby incorporated by reference to the descriptions that appear under the captions (i) “Description of Debt Securities” in the prospectus dated June 14, 2011 and (ii) “Description of the Subordinated Notes” in the prospectus supplement dated January 24, 2012 (the “Prospectus Supplement”), both relating to the Registrant’s Registration Statement on Form F-3 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission (the “Commission”) on June 14, 2011 (File No. 333-174878).  On January 26, 2012 the Registrant filed with the Commission pursuant to Rule 424(b)(2) the Prospectus Supplement relating to the 8.00% non-cumulative subordinated notes due 2042 (the “Subordinated Notes”).

Item 2.    Exhibits.

Exhibit No.	Description

1.	Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee(1)

2.	Eighth Supplemental Indenture, dated as of January 31, 2012, among AEGON N.V., The Bank of New York Mellon Trust Company, N.A. and Citibank, N.A.(2)

3.	Form of Subordinated Note(3)

(1)       Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-3 (File No. 333-71438) filed with the SEC on October 11, 2001.

(2)       Incorporated by reference to Exhibit 4.10 to Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-174878) filed with the SEC on January 31, 2012.

(3)       Incorporated by reference to Exhibit 4.11 to Post Effective Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-174878) filed with the SEC on January 31, 2012.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AEGON N.V.

Date: January 31, 2012	By:	/s/ C.M. van Katwijk

	Name:	C.M. van Katwijk

	Title:	Executive Vice President